Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Versatility Inc. on Form S-8 of our report dated June 21, 1996 (except for Note 13 paragraphs 1 through 5 as to which the date is October 3, 1996 and Note 13 paragraphs 6 through 8 as to which the date is October 31, 1996), included in Versatility Inc.'s prospectus in Registration Statement No. 333-13771 on Form S-1, as amended.

DELOITTE & TOUCHE LLP



Washington, DC
March 25, 1997